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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 of our reports dated November 6, 1997, except as to Note 1 the date of which is April 3, 1998, on our audits of the consolidated financial statements and financial statement schedule of NBTY, Inc. and Subsidiaries (the 'Company') as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997, and of our report dated April 24, 1998 on our audits of the supplemental consolidated financial statements of the Company as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997. We also consent to the reference to our firm under the caption 'Experts', 'Selected Supplemental Consolidated Financial Data' and 'Selected Consolidated Financial Data.'

                                          COOPERS & LYBRAND L.L.P.

Melville, New York
May 8, 1998